Exhibit 10.6
AFFIRMATION AND AMENDMENT OF GUARANTY
     This AFFIRMATION AND AMENDMENT OF GUARANTY is entered into as of June 20, 2005, by and among SAFEGUARD DELAWARE, INC. (“SDI”), SAFEGUARD SCIENTIFICS (DELAWARE), INC. (“SSI”; collectively with SDI, “Guarantors”; each, a “Guarantor”) and COMERICA BANK (“Bank”).
RECITALS
     Bank and LAUREATE PHARMA, INC. (“Borrower”) are parties to that certain Loan and Security Agreement dated as of December 1, 2004, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2005 and that certain Second Amendment to Loan and Security Agreement dated as of May 6, 2005 (collectively, the “Loan Agreement”). Guarantors executed for the benefit of Bank an Unconditional Guaranty dated as of December 1, 2004, and affirmed on May 6, 2005 (the “Guaranty”), guarantying amounts owing by Borrower to Bank. Borrower and Bank propose to enter into a Third Amendment to Loan and Security Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement by, among other things, reinstating the Bank’s first priority security interest in the Collateral. Bank has agreed to enter into the Amendment provided, among other things, that each Guarantor consents to the Amendment and agrees that the Guaranty will remain effective. In addition, the parties desire to amend the Guaranty in accordance with the terms of this Amendment and Affirmation.
AGREEMENT
     NOW, THEREFORE, the parties agrees as follows:
     1. The reference to “$10,000,000” in the first paragraph of the Guaranty is hereby amended to read “$9,500,000”.
     2. Each Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith. The Guaranty is and shall remain in full force and effect with respect to Borrower’s Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise. Each Guarantor confirms that such Guarantor has no defenses against its obligations under the Guaranty.
     3. The Guaranty, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment and Affirmation and shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Guaranty, as in effect prior to the date hereof. Each Guarantor ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Guaranty.
     4. Each Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Amendment and Affirmation. Unless otherwise defined, all capitalized terms in this Amendment and Affirmation shall be as defined in the Guaranty. This Amendment and Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     5. It shall be a condition precedent to the effectiveness of this Amendment and Affirmation that Borrower shall have repaid in full all Equipment Advances under the Loan Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Affirmation and Amendment of Guaranty as of the first date above written.

SAFEGUARD DELAWARE, INC.
By:	/s/ Christopher J. Davis
Title: Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.
By:	/s/ Christopher J. Davis
Title: Vice President

COMERICA BANK
By:	/s/ Peter Gibson
Title: Vice President